FORM N-SAR
Exhibits 77Q1(e)

MAINSTAY FUNDS TRUST

811-22321
For Period Ended 4/30/16
 Investment Advisory Contracts

The following documents were previously filed with Post-Effective Amendment No. 91 to the Registrant's registration statement filed on March 31, 2016, accession number 0001144204-16-091808.

1.	Amendment dated March 25, 2016 to the Epoch
Subadvisory Agreement


The following documents were previously filed with Post-Effective Amendment No. 89 to the Registrant's registration statement filed on February 29, 2016, accession number 0001193125-16-483040.

1.	Amendment dated February 29, 2016 to the
Amended and Restated Management Agreement
2.	Amendment dated January 19, 2016 to the Candriam
France Subadvisory Agreement